Exhibit 99.1

SMC Global Securities Limited

SMC Global Securities Limited

Condensed Consolidated Statement of Income

(Unaudited)

For the quarter ended September 30, (` in thousands, except per share data)	2014	2015	2015
			Convenience translation into US$
Revenues:
Commission income	423,026	519,553	7,932
Proprietary trading, net	324,881	239,572	3,658
Distribution income, net	13,566	17,616	269
Interest and dividends	114,013	138,787	2,119
Other income	176	14,950	228
Total revenues	875,662	930,478	14,206
Expenses:
Exchange, clearing and brokerage fees	301,551	317,076	4,841
Employee compensation and benefits	246,061	293,445	4,480
Information and communication	16,399	15,256	233
Advertisement expenses	68,992	55,097	841
Depreciation and amortization	18,073	14,319	219
Interest expense	30,168	46,996	717
General and administrative expenses	66,524	109,458	1,671
Total expenses	747,768	851,647	13,002
Income before income taxes	127,894	78,831	1,204
Income taxes	56,395	23,422	358
Net Income	71,499	55,409	846

Net Income attributable to Non-Controlling Interest	226	253	4
Fund Transferred to Statutory Reserve	1,248	6,378	97
Net Income attributable to SMC Global	70,025	48,778	745
Net Income	71,499	55,409	846
Earnings per share:
Basic Earnings before extraordinary gain (refer note 20)	0.63	0.49	0.01
Basic Extraordinary gain	-	-	-
Basic Net income (refer note 20)	0.63	0.49	0.01
Weighted average number of shares used to compute basic and diluted earnings per share	113,134,450	113,134,450	113,134,450
Diluted Earnings before extraordinary gain (refer note 20)	0.63	0.49	0.01
Diluted Extraordinary gain	-	-	-
Diluted Net income (refer note 20)	0.63	0.49	0.01
Weighted average number of shares used to compute basic and diluted earnings per share	113,134,450	113,134,450	113,134,450

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Statement of Income

(Unaudited)

For the six months ended September 30, (` in thousands, except per share data)	2014	2015	2015
			Convenience translation into US$
Revenues:
Commission income	817,026	958,759	14,638
Proprietary trading, net	803,497	591,558	9,031
Distribution income, net	23,249	31,195	476
Interest and dividends	211,346	291,705	4,454
Other income	29,823	25,202	385
Total revenues	1,884,941	1,898,419	28,984
Expenses:
Exchange, clearing and brokerage fees	613,519	587,060	8,963
Employee compensation and benefits	461,362	539,157	8,231
Information and communication	30,339	34,398	525
Advertisement expenses	119,391	102,924	1,571
Depreciation and amortization	32,697	26,190	400
Interest expense	57,396	89,861	1,372
General and administrative expenses	211,425	215,825	3,295
Total expenses	1,526,129	1,595,415	24,357
Income before income taxes	358,812	303,004	4,627
Income taxes	107,399	101,201	1,545
Net Income	251,413	201,803	3,082

Net Income attributable to Non-Controlling Interest	430	703	11
Fund Transferred to Statutory Reserve	2,836	10,193	156
Net Income attributable to SMC Global	248,147	190,907	2,915
Net income	251,413	201,803	3,082
Earnings per share:
Basic Earnings before extraordinary gain (refer note 20)	2.22	1.78	0.03
Basic Extraordinary gain	-	-	-
Basic Net income (refer note 20)	2.22	1.78	0.03
Weighted average number of shares used to compute basic earnings per share	113,134,450	113,134,450	113,134,450
Diluted Earnings before extraordinary gain (refer note 20)	2.22	1.78	0.03
Diluted Extraordinary gain	-	-	-
Diluted Net income (refer note 20)	2.22	1.78	0.03
Weighted average number of shares used to compute diluted earnings per share	113,134,450	113,134,450	113,134,450

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Balance Sheet

As of (` in thousands)	March 31, 2015	September 30, 2015	September 30, 2015
			Convenience translation into US$ (unaudited)
Assets
Current Assets
Cash and cash equivalents	261,445	190,440	2,907
Receivables from clearing organizations (net of allowance for doubtful debts of ` Nil as of March 31, 2015 and ` Nil as of September 30, 2015)	599,557	510,746	7,798
Receivables from customers (net of allowance for doubtful debts of ` Nil as of March 31, 2015 and ` Nil as of September 30, 2015)	1,301,431	1,584,680	24,194
Due from related parties	45,952	68,182	1,041
Securities owned:
Equity Shares & Bonds, at market value	1,335,332	1,263,079	19,284
Commodities, at market value	260,950	296,196	4,522
Derivatives assets held for trading	317,758	734,941	11,220
Investments	339,878	277,423	4,235
Deposits with clearing organizations and others	2,594,530	2,185,173	33,361
Deferred taxes, net	68,803	35,510	542
Other assets	1,572,757	1,703,665	26,010
Non Current Assets
Receivables from customers (net of allowance for doubtful debts of ` 211,398 in March 31, 2015 and ` 209,663 in September 30, 2015)	33,663	40,601	620
Investments	20,686	20,686	316
Deposits with clearing organizations and others	51,843	396,180	6,049
Property and equipment (net of accumulated depreciation of ` 620,869 in March 31, 2015 and ` 627,450 in September 30, 2015)	159,480	167,980	2,565
Intangible assets (net of accumulated amortization of ` 142,537 in March 31, 2015 and ` 136,017 in September 30, 2015)	123,988	123,976	1,893
Deferred taxes, net	184,603	189,417	2,892
Other assets	432,953	684,609	10,452
Total Assets	9,705,609	10,473,484	159,901
Liabilities and Shareholders` Equity
Current Liabilities
Payable to broker-dealers and clearing organizations	313,921	739,595	11,292
Payable to customers	2,736,809	3,119,045	47,619
Derivatives held for trading	103,481	99,111	1,513
Accounts payable, accrued expenses, employee obligations and other liabilities	305,424	355,306	5,425
Overdrafts and debt	769,518	527,504	8,053
Non Current Liabilities
Long Term Debts	7,864	12,402	189
Employee Obligation & other liabilities	79,793	79,781	1,218
Total Liabilities	4,316,810	4,932,744	75,309
Commitments and contingencies (Refer Note 30)

The accompanying notes are an integral part of these financial statements.

SMC Global Securities Limited

Consolidated Balance Sheet

As of (` in thousands)	March 31, 2015	September 30, 2015	September 30, 2015
			Convenience translation into US$ (unaudited)
Shareholders’ Equity
Common Stock	226,269	226,269	3,454
(140,050,000 common stock authorized; 113,134,450 and 113,134,450 equity shares issued and outstanding as of March 31, 2015 and September 30, 2015, par value ` 2 as of March 31, 2015 and September 30, 2015)
Preferred Stock	-	-	-
(5,000,000 preferred stock authorized; Nil preference shares issued outstanding as of March 31, 2015 and September 30, 2015, par value ` 10)
Additional paid in capital	3,644,136	3,644,136	55,636
Retained earnings	1,518,874	1,671,102	25,513
Accumulated other comprehensive income / (loss)	(8,155)	(9,145)	(139)
Total Shareholder`s Equity	5,381,124	5,532,362	84,464
Non controlling interest	7,675	8,378	128
Total Liabilities and Shareholder’s Equity	9,705,609	10,473,484	159,901

The accompanying notes are an integral part of these financial statements.

SMC Global Securities Limited

Condensed Consolidated Statement of Cash Flows

(Unaudited)

For the six months ended September 30, (` in thousands)	2015	2015	2015
			Convenience translation into US$
Cash flows from operating activities
Net profit	248,147	190,907	2,915
Adjustments to reconcile net profit to net cash provided/ (used) in operating activities:
Depreciation and amortization	32,697	26,190	400
Deferred tax expense / (benefit)	1,318	28,479	435
Share of loss in equity investee and extraordinary gain
(Gain)/Loss on sale of property and equipment	(1,434)	(1,776)	(27)
(Gain) / Loss on sale of investment	19,124	(8,489)	(130)
Fair value (gain) / loss on investment	(57,955)	27,466	419
Fair value (gain) / loss on trading securities	292,647	27,056	413
Fund transferred to Statutory Reserve	2,836	10,193	156
Minority Interest	430	703	11
Allowance for doubtful debts	28,828	8,747	133
Provision for gratuity & Leave Encashment	8,089	9,204	140
Changes in assets and liabilities:
Receivables from clearing organizations	(19,875)	88,811	1356
Receivables from customers	(637,800)	(298,934)	(4,564)
Dues from related parties	(46,200)	(22,230)	(339)
Securities owned	(169,600)	45,197	690
Commodities	(91,549)	(35,246)	(538)
Derivatives held for trading	48,597	(421 ,553)	(6,436)
Deposits with clearing organizations and others	(240,385)	65,019	993
Other assets	130,559	(382,563)	(5,841)
Payable to broker-dealers and clearing organizations	108,599	425,674	6499
Payable to customers	172,406	382,236	5,836
Accrued expenses	146,743	40,666	621
Net cash from/(used in) operating activities	(23,778)	205,757	3,142
Cash flows from investing activities
Purchase of property and equipment	(46,826)	(33,506)	(512)
Proceeds from sale of property and equipment	2,480	921	14
Purchase of investments	(71,025)	(475,714)	(7,263)
Proceeds from sale of investments	104,716	519,191	7,926
Acquisition of intangible assets	(153)	(315)	(5)
Net cash used in/from investing activities	(10,808)	10,577	160

SMC Global Securities Limited

Condensed Consolidated Statement of Cash Flows

(Unaudited)

For the six months ended September 30, (` in thousands)	2014	2015	2015
			Convenience translation into US$
Cash flows from financing activities
Net movement in overdrafts and long term debts	68,491	(237,476)	(3,626)
Proposed dividend and tax thereon	(4,615)	(48,872)	(746)
Subscription received in advance	-	-	-
Issue of Share Capital	-	-	-
Additional paid in capital	-	-	-
Net cash provided by financing activities	63,876	(286,348)	(4,372)
Effect of exchange rate changes on cash and cash equivalents	4,160	(991)	(15)
Adjustment on account of change in Minority Interest	-	-	-
Net Increase / (decrease) in cash and cash equivalents during the period	33,450	(71,005)	(1,085)
Add : Balance as of beginning of the period	147,290	261,445	3,992
Balance as of end of the period	180,740	190,440	2,907

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Statement of Changes in Shareholders` Equity

(Unaudited)

Six months ended September 30, 2014

	Common Stock		Additional		Accumulated other
(` in thousands)	Shares	Par value	Paid in Capital	Retained earnings	comprehensive income / (loss)	Non-controlling interest	Total
Balance as of March 31, 2014	113,134,450	226,269	3,644,136	1,067,815	(7,144)	6,066	4,937,142
Increase of stake in subsidiary	-	-	-	-	-	-	-
Proposed Dividend and tax thereon	-	-	-	(4,615)	-	-	(4,615)
Fund Transferred to Statutory Reserve	-	-	-	2,837	-	-	2,837
Net income for the period	-	-	-	248,147	4,159	430	252,736
Balance as of September 30, 2014	113,134,450	226,269	3,644,136	1,314,184	(2,985)	6,496	5,188,100
Balance as of September 30, 2014 Convenience translation into US$		3,654	58,853	21,223	(48)	105	83,787

Six months ended September 30, 2015

	Common Stock		Additional		Accumulated other	Non
(`in thousands)	Shares	Par value	Paid in Capital	Retained earnings	comprehensive income / (loss)	controlling interest	Total
Balance as of March 31, 2015	113,134,450	226,269	3,644,136	1,518,874	(8,155)	7,675	5,388,799
Proposed Dividend and tax thereon	-	-	-	(48,872)	-	-	(48,872)
Fund Transferred to Statutory Reserve	-	-	-	10,193	-	-	10,193
Net income for the period	-	-	-	190,907	(990)	703	190,620
Balance as of September 30, 2015	113,134,450	226,269	3,644,136	1,671,102	(9,145)	8,378	5,540,740
Balance as of September 30, 2015 Convenience translation into US$		3,454	55,636	25,513	(139)	128	84,592

The accompanying notes are an integral part of these financial statements.

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

1.	Description of Business

SMC Global Securities Limited (the “Company” or “SMC Global”) is a limited liability company incorporated and domiciled in India. The Company is a trading member of the National Stock Exchange of India Limited (“NSE”) in the capital market and trading and clearing member in the futures and options market. Further, the Company is trading and clearing member of NSE, BSE and Metropolitan Stock Exchange of India Limited (mSXI) in currency segment of the Exchange. The Company is also a trading member of the Bombay Stock Exchange Limited (“BSE”) in the capital market, trading and clearing member in the futures and options market and also depository participant of Central Depository Services (India) Limited (CDSL) and National Securities Depository Limited (NSDL).

Its wholly owned subsidiary, SMC Comtrade Limited is a trading and clearing member of National Commodity and Derivatives Exchange Limited (“NCDEX”), Multi Commodity Exchange of India (“MCX”), Indian Commodity Exchange Limited (“ICEX”), Ace Derivatives and Commodity Exchange Limited (“ACE”) and National Multi Commodity Exchange of India Limited (“NMCE”) in the commodity market. SMC Comex International, DMCC (“SMC Comex”), a wholly owned subsidiary of SMC Comtrade Limited holds trading and clearing membership for Dubai Gold Commodity Exchange (“DGCX”) and SMC Insurance Brokers Private Limited is also a subsidiary (97.58%) of SMC Comtrade Limited and holds direct broking license from IRDA (Insurance & Regulatory Development Authority of India) in the life and non life insurance.

The Company is a holding company of SMC Investments and Advisors Limited (Formerly known as Sanlam Investments and Advisors (India) Limited) which is engaged in the business of portfolio management and wealth management. The Company is also holding company of SMC Capitals Limited, registered as Category I Merchant Banker with SEBI (Securities and Exchange Board of India) and of Moneywise Financial Services Private Limited, registered as Non- Banking financial Company with Reserve Bank of India (“RBI”). The Company has also formed a wholly owned subsidiary, Indunia Realtech Limited (formerly known as SMC ARC Limited). The Company is holding company of SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) which is a Core Investment Company and Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited) which is engaged in the business of Investments. SMC Real Estate Advisors Private Limited (formerly known as SMC Securities Private Limited), a wholly owned subsidiary of SMC Finvest Limited, is engaged in the business of real estate broking and other financial services.

SEBI has passed exit order in respect of Ludhiana Stock Exchange (LSE) on 30th December, 2014 and consequently, the company has ceased to be listed on LSE.

The Company’s shares are listed on the Delhi Stock Exchange, Ahmedabad Stock Exchange and Calcutta Stock Exchange in India.

The Company engages in proprietary transactions and offers a wide range of services to meet client’s needs including brokerage services, clearing member services, distribution of financial products such as mutual funds and initial public offerings.

2.	Summary of Significant Accounting Policies

Basis of Preparation

The consolidated financial statements include the accounts of SMC Global Securities Limited, its subsidiaries (‘Group’) and their equity affiliates. The statement of income includes the results of SMC Comtrade Limited, SMC Investments and Advisors Limited, SMC Capitals Limited, SMC ARC Limited, Moneywise Financial Services Private Limited, SMC Real Estate Advisors Private Limited (formerly known as SMC Securities Private Limited), SMC Comex International DMCC, SMC Insurance Brokers Private Limited, SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) and Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited).

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

All significant intercompany transactions have been eliminated. The Group accounts for investments in entities that are not variable interest entities where the Group owns a voting or economic interest of 20% to 50% and/or for which it has significant influence over operating and financing decisions using the equity method of accounting. The Group’s equity in the profits/(losses) of affiliates is included in the statements of income unless the carrying amount of an investment is reduced to zero and the Group is under no guaranteed obligation or otherwise committed to provide further financial support.

The Group consolidates investments in which it holds, directly or indirectly, more than 50% of the voting or where it exercises control.

Use of Estimates

In preparing these financial statements, management makes use of estimates concerning certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and certain revenues and expenses during the reporting period. Estimates, by their nature, are based on judgment and available information. Therefore, actual results could differ from those estimates and could have a material impact on the financial statements, and it is possible that such changes could occur in the near term. Significant estimates and assumptions are used when accounting for certain items, such as but not limited to, valuation of securities, allowances for uncollectible accounts receivable, future obligations under employee benefit plans, useful lives of property and equipment, valuation allowances for deferred taxes and contingencies.

Foreign Currency and Convenience Translation

The accompanying financial statements are reported in Indian rupee (“INR” or “’”). The Indian rupee is the functional currency for the Group and its affiliates, other than SMC Comex. The functional currency of SMC Comex is its local currency (“AED”). Assets and liabilities of SMC Comex are translated at year-end rates of exchange, and income statement accounts are translated at average rates of exchange for the year. Gains or losses resulting from foreign currency transactions are included in net income.

For the convenience of the reader, the financial statements as of and for the period ended Sep 30, 2015 have been translated into U.S.dollars (US$) at US$1.00 = ` 65.50 based on the spot exchange as on Sep 30, 2015 declared by the Federal Reserve Board, United States of America. Such translation should not be construed as representation that the rupee amounts have been or could be converted into U.S. dollars at that or any other rate, or at all. The convenience translation is unaudited.

Revenue Recognition

a) Proprietary Trading

Revenues from proprietary trading consist primarily of net trading income earned by the Group when trading as principal. Net trading income from proprietary trading represents trading gains net of trading losses. Proprietary revenue includes both realized and unrealized gains and losses. The profit and loss arising from all transactions entered into for the account and risk of the Group are recorded on a trade date basis.

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

Derivative financial instruments are used for trading purposes and carried at fair value. Market value for exchange-traded derivatives, principally futures and options is based on quoted market prices. The gains or losses on derivatives used for trading purposes are included in revenues from proprietary trading. Purchases and sales of derivative financial instruments are recorded on trade date. The transactions are recorded on a net basis when the legal right of offset exists.

b) Commission Income

Commission income is recognized on trade date basis as securities transactions occur. Commission income from insurance broking business is recognized on the logging in or placement of policies with the respective insurance company. The Group reports commission income on transactions as revenue on gross basis and reports commissions paid to sub brokers as commission expense.

c) Distribution Income

The Group earns distribution income on distribution of initial public offerings, mutual funds and other securities on behalf of the lead managers of those offerings, mutual funds and other securities. The Group’s primary obligation is distribution and collection of the subscription forms through its sub-broker network for which it is compensated by the lead managers. It recognizes distribution income net of distribution revenues attributable to sub-brokers when significant obligations have been fulfilled and the right to recognize revenue has been established.

d) Portfolio Management and Consultancy Services

The Group renders portfolio management services and management consultancy. It recognizes the fee income on an accrual basis in accordance with the terms of agreement and completion of service.

Securities Transactions

Securities owned consist of securities and derivative instruments used for trading purposes and for managing risk exposure in trading inventory. Proprietary security transactions are recorded on a trade date basis at fair value. Changes in fair value of securities (i.e., unrealized gains and losses) are recognized as proprietary trading revenues in the current period.

Marketable securities are valued at market value, based on quoted market prices and securities not readily marketable are valued at fair value as determined by management.

Investments

Equity securities held for purposes other than trading which do not have a readily determinable fair value, are accounted at cost or equity method of accounting subject to an impairment charge for any other than temporary decline in value. The impairment is charged to income. In order to determine whether a decline in value is other than temporary, the Group evaluates, among other factors, the duration and extent to which the value has been less than the carrying value, the financial condition of and business outlook for the investee, including key operational and cash flow indicators, current market conditions and future trends in the industry and the intent and ability of the Group to retain the investment for a period of time sufficient to allow for any anticipated recovery in value.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with maturities of 90 days or less at the date of acquisition.

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over estimated useful life using the straight-line method. The estimated useful lives of assets are as follows:

Buildings	50 years
Equipment, vehicles and furniture	5 years
Computer hardware	3 years
Satellite equipment (“VSAT”)	10 years

Purchased Intangible Assets

Purchased intangible assets are amortized over their useful lives unless these lives are determined to be indefinite. Purchased intangible assets are carried at cost, less accumulated amortization. Amortization is computed over the estimated useful lives of three years using the straight-line method.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Indefinite lived intangible assets are tested annually for impairment. Determination of recoverability of long-lived assets and certain identifiable intangible assets is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Receivables and Payables

Customer Receivables and Payables

Customer securities transactions are recorded on a settlement date basis. Receivables from and payables to customers include amounts due on cash transactions, including derivative contracts transacted on behalf of the Group’s customers. Securities owned by customers, including those that collateralize margin or other similar transactions, are not reflected on the financial statements.

Brokers-Dealers and Clearing Organizations Receivables and Payables

Amounts due from and due to other broker-dealers and clearing organizations include net receivables or payables arising from unsettled regular-way transactions, failed settlement transactions and commissions.

Allowance for Doubtful Accounts

Management estimates an allowance for doubtful accounts to reserve for potential losses from unsecured and partially secured customer accounts deemed uncollectible. The facts and circumstances surrounding each receivable from customers and the number of shares, price and volatility of the underlying collateral are considered by management in determining the allowance. Management continually evaluates its receivables from customers for collectability and possible write-off. The Group manages the credit risk associated with its receivables from customers through credit limits and continuous monitoring of collateral.

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

Membership in Exchanges

Exchange memberships owned by the Group are originally carried at cost. Adjustments to carrying value are made if the Group determines that an “other-than-temporary” decline in value has occurred. In determining whether the value of the exchange memberships the Group owns are impaired (that is, fair market value is below cost) and whether such impairment is temporary or other-than-temporary, the Group consider many factors, including, but not limited to, information regarding recent sale and lease prices of exchange memberships, historical trends of sales prices of memberships, the current condition of the particular exchange’s market structure, legal and regulatory developments affecting the particular exchange’s market structure, trends in new listings on the particular exchange, general global and national economic factors and the Group’s knowledge and judgment of the securities market as a whole.

Advertising Costs

All advertising costs are expensed as incurred.

Employee Benefits

i) Provident Fund

In accordance with Indian law, employees are entitled to receive benefits under the Provident Fund, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a predetermined rate (presently 12.0%) of the employees’ basic salary. These contributions are made to the fund administered and managed by the Government of India. The Group’s monthly contributions are charged to income in the period they are incurred. The Group has no further obligations under the plan beyond its monthly contributions.

ii) Gratuity Plan

The Group has a defined benefit retirement plan (the “Gratuity Plan”) covering all its employees in India. The Gratuity Plan provides a lump sum payment to vested employees at retirement or termination of employment based on the respective employee’s salary and years of employment with the Group.

The Group provides for the Gratuity Plan on the basis of actuarial valuation. All actuarial gains or losses are expensed off in the year in which they arise.

The funded status of the Group’s retirement related benefit plan is recognized in the balance sheet. The funded status is measured as the difference between the fair value of plan assets and the projected benefit obligation at March 31, the measurement date.

iii) Compensated Absence

The employees of the Group are entitled to compensated absences based on the unavailed leave balance and the last drawn salary of the respective employees. The Group has provided for the liability on account of compensated absences in accordance with ASC 710-10-25 (SFAS No. 43, “Accounting for Compensated Absences”). The Group records a liability based on actuarial valuations.

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

Income Taxes

In accordance with the provisions of SFAS 109, “Accounting for Income Taxes”, income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period of enactment. Based on management’s judgment, the measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which it is more likely than not that some portion or all of such benefits will not be realized. Due to the intent and the ability of the Group to receive dividends and/or to liquidate investments in a tax-free manner, the Group has not recorded a deferred tax liability on the undistributed earnings of equity accounted associates.

Comprehensive Earnings

Comprehensive earnings for each of the three years in the period ended September 30, 2015, was equal to the Group’s net earnings.

Earnings Per Share

In accordance with the provisions of SFAS 128, “Earnings Per Share”, basic earnings per share is computed on the basis of the weighted average number of shares outstanding during the period. The Company does not have any dilutive securities and hence the basic and diluted earnings per share are same.

Recent Accounting Pronouncements

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in GAAP when it becomes effective on January 1, 2017. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its financial statements.

Measuring the Financial Assets and Liabilities of a Consolidated Collateralized Financial Entity

In August 2014, the FASB issued ASU No. 2014-13, Consolidation (Topic 810): Measuring the Financial Assets and the Financial Liabilities of a Consolidated Collateralized Financing Entity, which provides two alternative methods for measuring the fair value of a consolidated Collateralized Financing Entity’s (CFE) financial assets and financial liabilities. This election is made separately for each CFE subject to the scope of the ASU. The first method requires the fair value of the financial assets and liabilities to be measured using the requirements of ASC Topic 820, Fair Value Measurements and Disclosures, with any differences between the fair value of the financial assets and financial liabilities being attributed to the CFE and reflected in earnings in the consolidated statement of income. The alternative method requires measuring both the financial assets and financial liabilities using the more observable of the fair value of the assets or liabilities. The alternative method would also take into consideration the carrying value of any beneficial interests of the CFE held by the parent, including those representing compensation for services, and the carrying value of any nonfinancial assets held temporarily. The ASU will be effective for the Company from the first quarter of 2016 and is not expected to have a material effect on the Company.

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

Accounting for Derivatives: Hybrid Financial Instruments

In November 2014, the FASB issued ASU No. 2014-16, Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity. The ASU will require an entity to evaluate the economic characteristics and risks of an entire hybrid financial instrument issued in the form of a share (including the embedded derivative feature) in order to determine whether the nature of the host contract is more akin to debt or equity. Additionally, the ASU clarifies that no single term or feature would necessarily determine the economic characteristics and risks of the host contract; therefore, an entity should use judgment based on an evaluation of all the relevant terms and features. This ASU is effective for the Company from April 1, 2016 with early adoption permitted. The Company may choose to report the effects of initial adoption as a cumulative-effect adjustment to retained earnings as of April 1, 2016 or apply the guidance retrospectively to all prior periods. The impact of adopting this ASU is not expected to be material to the Company.

Accounting for Financial Instruments-Credit Losses

In December 2012, the FASB issued a proposed ASU, Financial Instruments- Credit Losses. This proposed ASU, or exposure draft, was issued for public comment in order to allow stakeholders the opportunity to review the proposal and provide comments to the FASB and does not constitute accounting guidance until a final ASU is issued. The exposure draft contains proposed guidance developed by the FASB with the goal of improving financial reporting about expected credit losses on loans, securities and other financial assets held by financial institutions and other organizations. The exposure draft proposes a new accounting model intended to require earlier recognition of credit losses, while also providing additional transparency about credit risk. The FASB’s proposed model would utilize an “expected credit loss” measurement objective for the recognition of credit losses for loans, held-to-maturity securities and other receivables at the time the financial asset is originated or acquired and adjusted each period for changes in expected credit losses. For available-for-sale securities where fair value is less than cost, impairment would be recognized in the allowance for credit losses and adjusted each period for changes in credit. This would replace the multiple existing impairment models in GAAP, which generally require that a loss be “incurred” before it is recognized. The FASB’s proposed model represents a significant departure from existing GAAP, and may result in material changes to the Company’s accounting for financial instruments. The impact of the FASB’s final ASU on the Company’s financial statements will be assessed when it is issued. The exposure draft does not contain a proposed effective date; this would be included in the final ASU, when issued.

Consolidation

In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis, which is intended to improve certain areas of consolidation guidance for legal entities such as limited partnerships, limited liability companies, and securitization structures. The ASU will reduce the number of consolidation models. The ASU will be effective on January 1, 2016. Early adoption is permitted, including adoption in an interim period. The Company is evaluating the effect that ASU 2015-02 will have on its Consolidated Financial Statements.

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

3.	Business Combination

The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141R “Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management’s estimates and assumptions.

The Group allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired, based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141R “Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management’s estimates and assumptions.

4.	Deposits with Clearing Organizations and Others

SMC Global is a member of the clearing organization at which it maintains cash on deposits required for the conduct of its day-to-day clearance activities. The Group also maintains deposits with its bankers as margin for credit facilities availed.

5.	Receivables from Exchange and Clearing Organizations

As of	March 31, 2015	September 30, 2015	September 30, 2015
			US $
Receivable from clearing organizations	599,557	510,746	7,798
Total	599,557	510,746	7,798

6.	Securities Owned

Securities consist of trading securities at market values, as follows:

As of	March 31, 2015	September 30, 2015	September 30, 2015
			US $
Equity shares	1,335,332	1,263,079	19,284
Commodities	260,950	296,196	4,522
Total	1,596,282	1,559,275	23,806

7.	Derivatives assets held for trading

These consist of exchange traded futures and options at market values, as follows:

As of	March 31, 2015	September 30, 2015	September 30, 2015
			US $
Exchange traded derivatives held for trading	317,758	734,941	11,220
Total	317,758	734,941	11,220

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

8.	Other Assets

Other assets consist of:

As of	March 31, 2015	September 30, 2015	September 30, 2015
			US $
Current Assets
Advance to BCCL	143,818	130,256	1,989
Prepaid expenses	30,324	45,436	693
Others	1,398,615	1,527,973	23,328
Sub Total (A)	1,572,757	1,703,665	26,010

Non Current Assets
Prepaid expenses	-	55	1
Security deposits	37,617	36,412	556
Advance tax, net	11,365	6.660	102
Others	383,971	641,482	9,793
Sub Total (B)	432,953	684,609	10,452
Total (A+B)	2,005,710	2,388,274	36,462

Advances to BCCL reflect the amount paid as advance against advertisement expenses to Bennett Coleman & Co. Limited (BCCL) for the period of eight years ending on April 14, 2016.

Prepaid expenses primarily include the un-expired portion of annual rentals paid for use of leased telecommunication lines, insurance premiums and bank guarantee charges.

Security deposits primarily include deposits for telecommunications, VSAT and assets taken on operating lease.

Advance tax primarily includes taxes paid to Indian taxation authorities for income tax, net off amount of provision for income tax.

Others primarily include accrued interest on FDR, connectivity, advertisement and legal expenses as current assets and advances paid for property being taken on lease, income tax refundable and Minimum Alternate Tax(“MAT”) credit entitlement as non current assets.

9.	Property and Equipment

Property and equipment consist of:

As of	March 31, 2015	September 30, 2015	September 30, 2015
			US $
Land	-	-	-
Building	59,358	59,358	906
Equipment	96,920	99,081	1,513
Furniture and Fixture	213,156	215,538	3,291
Computer Hardware	325,645	326,042	4,978
Vehicle	48,448	58,589	894
Satellite Equipment	36,822	36,822	562
Total property and equipment	780,349	795,430	12,144
Less: Accumulated depreciation	620,869	627,450	9,579
Total property and equipment, net	159,480	167,980	2,565

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

Depreciation expense amounted to ` 14,080 and ` 25,481 for the three and six months ended September 30, 2015 respectively. Depreciation expense amounted to ` 16,193 and ` 30,112 for the three and six months ended September 30, 2014 respectively.

Property and equipment includes following assets under capital lease:

As of	March 31, 2015	September 30, 2015	September 30, 2015
			US $
Vehicle	18,451	28,648	437
Total leased property and equipment	18,451	28,648	437
Less: Accumulated depreciation	2,760	5,455	83
Total leased property and equipment, net	15,691	23,193	354

10.	Intangible Assets

Intangible assets consist of:

As of	March 31, 2015	September 30, 2015	September 30, 2015
			US $
Intangible assets subject to amortization
Software	131,554	124,707	1,904
Customer relationship/Customer Database	10,271	10,271	157
Intangible assets not subject to amortization
Goodwill	119,058	119,058	1,818
Membership in exchanges	5,642	5,957	91
Total intangible assets	266,525	259,993	3,970
Less: Accumulated amortization	142,537	136,017	2,077
Total intangible assets, net	123,988	123,976	1,893

Amortization expense amounted to ` 239 and ` 709 for the three and six months ended September 30, 2015 respectively. Amortization expense amounted to ` 1,880 and ` 2,585 for the three and six months ended September 30, 2014 respectively.

11.	Investments

Investments consist of:

As of	March 31, 2015	September 30, 2015	September 30, 2015
			US $
Current Investment
Trading investment	339,878	277,423	4,235
Sub Total (A)	339,878	277,423	4,235

Non Current Investment
Other investment	20,686	20,686	316
Sub Total (B)	20,686	20,686	316

Total (A+B)	360,564	298,109	4,551

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

As part of its corporate strategy and in the normal course of its business, the Group makes investments in the equity of companies which are engaged in businesses similar to Group’s core business.

Trading investment consists of investment in shares, mutual fund and derivatives and includes ` (27,466) as of September 30, 2015 of net unrealized gain/(loss).

12.	Overdrafts and Long Term Debt

a)	Overdraft & Debt

Bank Overdrafts

The Group’s debt financing is generally obtained through the use of overdraft facilities from banks. The interest rates on such borrowings reflect market rates of interest at the time of the transactions. The balance of these facilities was ` 269,005 and ` 133,507 as of March 31, 2015 and September 30, 2015, respectively, at average effective interest rates of 11.29% and 11.94%, respectively. Deposits have been pledged by the Group with bankers to secure these debts. These deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

Book Overdraft

Book overdrafts were ` 93,732 and ` 44,871 at March 31, 2015 and September 30, 2015, respectively.

Loan from Financial Institution

Debt outstanding comprises of loan facilities from financial institution. The long-term debt was ` 402,915 and ` 343,725 at March 31, 2015 and September 30, 2015, respectively, at average effective interest rates of 11.29% and 10.84%, respectively.

b)	Long Term Debt

Long term debt (including amount outstanding within 12 months) outstanding comprises of loans taken against vehicles. The long term debt was ` 11,730 and ` 17,803 at March 31, 2015 and September 30, 2015, respectively, at average effective interest rates of 10.27% and 10.27% respectively. Long term debt is secured by hypothecation of vehicles.

Refer Note 19 for assets pledged as collateral.

13.	Net Capital Requirements

The Group is subject to regulations of SEBI, RBI and stock exchanges, which specifies minimum net capital requirements. The net capital for this purpose is computed on the basis of the information contained in Company’s statutory books and records kept under accounting principles generally accepted in local jurisdiction. The Company submits periodic reports to the regulators.

SMC Global is subject to regulations of SEBI (Securities and Exchange Board of India) and stock exchanges in India which specifies minimum net capital requirements of ` 100,000 each. As of March 31, 2015 and September 30, 2015, the net capital as calculated in the periodic reports was ` 1,353,914 and ` 1,999,613.

SMC Comtrade is subject to regulations of FMC (Forward Market Commission) and commodity exchanges in India, which specifies minimum net capital requirements of ` 5,000 in each. As of March 31, 2015 and September 30, 2015, the net capital as calculated in the periodic reports was ` 1,338,257 and `1,358,994 which was in excess of its net capital requirement.

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

SMC Comex is subject to regulations of SCA (Securities and Commodities Authority) and DGCX in Dubai. The Company is required to maintain net capital of USD 350 thousand. As of March 31, 2015 and September 30, 2015, the net capital as calculated in the periodic reports was USD 1,241 thousand and USD 1,492 thousand.

SMC Capital is subject to regulations of SEBI in India. The Company is required to maintain net capital of ` 50,000. As of March 31, 2015 and September 30, 2015, the net capital as calculated in the periodic reports was ` 75,319 and ` 121,645.

Moneywise Financial Services is subject to regulations of RBI in India, which specifies minimum net owned funds (NOF) requirements of ` 20,000. As of March 31, 2015 and September 30, 2015, the NOF as calculated in the periodic reports was ` 800,767 and ` 105,530.

14.	Payable to Broker Dealers and Clearing Organizations

As of	March 31,2015	September 30, 2015	September 30, 2015
			US $
Payable to clearing organizations	267,296	679,923	10,381
Commission payable	46,625	59,672	911
Total	313,921	739,595	11,292

15.	Accounts Payable, Accrued Expenses and Other Liabilities

As of	March 31,2015	September 30, 2015	September 30, 2015
			US $
Current Liabilities
Security deposits	17,319	21,906	334
Accrued expenses	170,513	193,341	2,952
Other liabilities	86,418	53,554	818
Employee benefits	4,214	6,743	103
Salary payable	7,568	51,670	789
Others	19,392	28,092	429
Sub- Total (A)	305,424	355,306	5,425

Non Current Liabilities
Security deposits	1,728	1,728	26
Employee benefits	70,298	78,053	1,192
Others	7,767	-	-
Sub- Total (B)	79,793	79,781	1,218

Total (A+B)	385,217	435,087	6,643

“Security deposits” primarily include deposits taken from sub-brokers for satellite equipment and deposits from employees. “Other Liabilities” includes payable towards statutory authorities and “Others” includes margin received from clients.

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

16.	Distribution Income

The net distribution income comprises of:

Quarter ended September 30,	September 30, 2014	September 30, 2015	September 30, 2015
			US $
Gross distribution revenue	93,764	78,062	1,192
Less: Distribution revenues attributable to sub-brokers	80,198	60,446	923
Net distribution income	13,566	17,616	269

Six months ended September 30,	September 30, 2014	September 30, 2015	September 30, 2015
			US $
Gross distribution revenue	163,719	149,051	2,275
Less: Distribution revenues attributable to sub-brokers	140,470	117,856	1,799
Net distribution income	23,249	31,195	476

17.	Employee benefits

The Gratuity Plan

Net gratuity cost for the three and six months ended September 30, 2014 and 2015 comprises the following components:

Quarter ended September 30,	2014	2015	2015
			US $
Service cost	1,819	1,311	20
Interest cost	830	2,917	45
Amortization	(799)	(971)	(15)
Net gratuity costs	1,850	3,257	50

Six months ended September 30,	2014	2015	2015
			US $
Service cost	3,327	2,622	40
Interest cost	1,518	5,834	89
Amortization	(1,459)	(2,269)	(35)
Net gratuity costs	3,386	6,187	94

Provident Fund

The Company’s contribution towards the provident fund amounted to ` 7,343 and `14,063 for the three and six months ended September 30, 2015 respectively.

The Company’s contribution towards the provident fund amounted to `4,343 and `7,634 for the three and six months ended September 30, 2014 respectively.

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

18.	Income Taxes

The effective tax rate was 33.063% and 33.063% in the three and six months ended September 30, 2015 respectively. The effective tax rate was 32.445% and 32.445% for the three and six months ended September 30, 2014 respectively.

The Group’s major tax jurisdiction is India. In India, the assessment is not yet completed for the financial year 2012-13 and onwards. The Group continues to recognize interest and penalties related to income tax matters as part of the income tax provision.

19.	Collateral and Significant Covenants

The Group has provided its assets as collateral for credit facilities availed from banks and for margin requirements with exchanges. Amounts that the Group has pledged as collateral, which are not reclassified and reported separately, consist of the following:

As of	March 31, 2015	September 30, 2015	September 30, 2015
			US $
Fixed deposits	2,341,881	2,159,169	32,964
Securities owned	926,125	10,253	157
Total	3,268,006	2,169,422	33,121

The fixed deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

State Bank of Bikaner and Jaipur and HDFC Bank, have created first pari-passu charge over the current assets of SMC, as a security for credit facilities provided to the Group.

The Company has obtained overdraft facility against pledge of shares from Kotak Mahindra Bank, Induslnd Bank, HDFC Bank, Bajaj Finance Limited, Aditya Birla Finance Limited and Kotak Mahindra Investments Limited. The Company has obtained overdraft facility against pledge of Term Deposits from HDFC Bank, Yes Bank, DCB Bank and IndusInd Bank. The Company has obtained overdraft facility against commodities from HDFC bank, L&T Finance Limited and Axis bank.

SMC Global has executed an undertaking in favour of Yes Bank, one of the bankers to the Group, agreeing to continue to maintain more than 26% holding in SMC Comtrade.

20.	Earnings Per Share

The following is a reconciliation of the equity shares used in the computation of basic and diluted earnings per equity share:

Quarter ended	September 30, 2014	September 30, 2015
Weighted average shares outstanding-Basic & Diluted (Par value of `2 for qtr. ending September 30, 2014, Par value of `2 for qtr. ending September 30, 2015)	113,134,450	113,134,450

Half year ended	September 30, 2014	September 30, 2015
Weighted average shares outstanding-Basic & Diluted (Par value of `2 for half year ending September 30, 2014, Par value of `2 for half year ending September 30, 2015)	113,134,450	113,134,450

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data

Income available to common stock holders of the group used in the basic and diluted earnings per share calculation was determined as follows:

Quarter ended	September 30, 2014	September 30, 2015	September 30, 2015
			US $
Income available to the common shareholders of the group	71,273	55,156	842
Net Income available for calculating diluted earnings per share	71,273	55,156	842
Basic earnings per share	0.63	0.49	0.01
Diluted earnings per share	0.63	0.49	0.01

Half year ended	September 30, 2014	September 30, 2015	September 30, 2015
			US $
Income available to the common shareholders of the group	250,983	201,110	3,071
Net Income available for calculating diluted earnings per share	250,983	201,110	3,071
Basic earnings per share	2.22	1.78	0.03
Diluted earnings per share	2.22	1.78	0.03

21.	Concentration

The following table gives details in respect of percentage of commission income generated from top two, five and ten customers:

Quarter ended September 30, (in %)	2014	2015
Revenue from top two customers	4.11	2.14
Revenue from top five customers	4.67	4.32
Revenue from top ten customers	6.01	6.81

Six months ended September 30, (in %)	2014	2015
Revenue from top two customers	4.47	0.89
Revenue from top five customers	6.27	2.07
Revenue from top ten customers	8.09	3.55

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

22.	Segment

The Group follows the provisions of SFAS 131 “Disclosures about Segments of an Enterprise and Related Information”. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.

The Group has recognized the following segments on the basis of Business activities carried on (including by its subsidiaries), in respect of which financial statements are consolidated with the financial statements of the Company.

The accounting policies of the segments are the same as those described in note 2 – Summary of Significant Accounting Policies. Revenues and expenses are directly attributable to segments. Management evaluates performance based on stand-alone revenues and earnings after taxes for the companies in Group. The Group’s operations and customers are primarily based in India.

Quarter ended September 30,	2015
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	451,924	135,369	97,107	48,291	14,452	51,218	(410)	(6,260)	791,691	12,087
Earnings after taxes	(10,428)	(2,568)	10,202	(3,129)	30,998	31,445	(1,111)	-	55,409	846
Total assets	9,631,466	2,304,503	392,414	271,672	1,865,247	145,586	54,124	(4,191,528)	10,473,484	159,901

Quarter ended September 30,	2014
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	544,088	93,515	81,394	38,266	(5,160)	23,496	194	(14,144)	761,649	12,301
Earnings after taxes	78,088	(36,582)	9,349	8,823	1,712	8,954	1,155	-	71,499	1,155
Total assets	(92,648)	126,731	12,289	11,231	(18,823)	6,730	2,210	(183,581)	(135,861)	(2,194)

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

Six months ended September 30,	2015
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	968,558	302,631	189,082	94,240	4,153	60,763	(140)	(12,573)	1,606,714	24,530
Earnings after taxes	62,868	37,839	28,412	250	40,834	32,955	(1,355)	-	201,803	3,082
Total assets	9,631,466	2,304,503	392,414	271,672	1,865,247	145,586	54,124	(4,191,528)	10,473,484	159,901

Six months ended September 30,	2014
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	1,146,168	286,475	159,598	52,611	13,652	38,793	4,169	(27,871)	1,673,595	27,028
Earnings after taxes	153,853	34,069	17,791	3,388	23,920	13,967	4,425	-	251,413	4,061
Total assets	10,008,344	1,932,475	303,984	151,149	922,863	103,562	30,824	(3,684,200)	9,769,001	157,768

23.	Commitments and Contingent Liabilities

a) Operating Leases

SMC Global has certain operating leases for office premises. Rental expenses for operating leases are accounted for on a straight line method. Rental expense amounted to ` 101,954 and ` 66,831 for the year ended March 31, 2015 and half year ended September 30, 2015 respectively. There are no non-cancelable lease arrangements.

b) Guarantees

As of March 31, 2015 and September 30, 2015, guarantees of ` 5,410,075 and ` 5,860,075 are provided by various banks to exchange clearing houses and sale tax authorities for the Group, in the ordinary course of business, as a security for due performance and fulfillment by the Group of its commitments and obligations.

The initial term of these guarantees is generally for a period of 12 to 15 months. The bankers charge commission as consideration to issue the guarantees. The commission charged generally is in the range of 0.6% to 0.8% of the guarantee amount. The Group recognizes commission expense over the period of the guarantee and classify in the income statement under ‘interest expense’. The unamortized commission expense is included in prepaid expenses and classified in the balance sheet under “other assets”. The potential requirement for the Group to make payments under these agreements is remote. Thus, no liability has been recognized for these transactions. The fair value of the guarantees is considered to be insignificant given the risk of loss on such guarantees at the date of its inception and, therefore, no amount was recognized towards fair value of guarantees given in the financial statements on the inception date.

SMC Global Securities Limited

Notes to Condensed Consolidated Financial Statements (Unaudited)

(` in thousands, except per share data)

c) Litigation

SMC Group has diversified business interests and its activities are within the frame work, rules and regulations devised by Statute from time to time. These activities are subject to periodic inspection by government and its appointed regulatory authorities, which may sometimes result in litigation. Sometimes these litigations may have outcome in the form of adverse judgments, fines or penalties. However outcome of the the action in the below case may turn out to be adverse, but considering the case in entirety, SMC’s management believes that adverse judgment, if any, will not have a material adverse effect on the financial statements of the Group

SMC Group has few Show Cause Notices, issued by SEBI, pending as on date of reporting. Details of the show cause notices are as under;

1.	SHOW CAUSE NOTICE UNDER REGULATION 28(1) OF SEBI (INTERMEDIARIES) REGULATIONS, 2008 VIDE NOTICE NO. EFD DRA III/SD/27772/2015 DATED 30TH SEPTEMBER,2015:-

A show cause notice (SCN) dated 30th september,2015, under regulation 28(1) of the SEBI ( intermediaries) regulations 2008, is issued to SAM Global Securities limited (which was merged with SMC Global Securities Limited w.e.f. 26th February 2009 vide order of Delhi High Court). SCN is in relation to transactions by one client in the scrip of Gangotri Textiles Limited during the period 7th April, 2006 to 31st May, 2006. SCN is issued under regulation 28(1) and 28(2) seeking its submission against recommendation and finding of the Designated Authority appointed by SEBI, within 21 days of receipt of the same. SMC through its letter dated 2nd November, 2015 has sought six weeks additional time and also requested for certain details from SEBI for detailed submission.

2.	SHOW CAUSE NOTICE UNDER REGULATIONS 4(1) OF SEBI (PROCEDURE FOR HOLDING INQUIRY AND IMPOSING PENALTIES BY ADJUDICATING OFFICER) RULES, 1995 READ WITH SECTION 15 I OF SEBI ACT, 1992, VIDE NOTICE NO. EAD-2/DSR/RG/22785/2015 DATED 12TH AUGUST, 2015.

A Show cause Notice (SCN) dated 12th August, 2015, was issued to SMC Global Securities Limited. along with six other entities. The SCN was issued under regulation 4(1) SEBI (Procedure for Holding Inquiry and Imposing Penalties by Adjudicating Officer) Rules, 1995 read with Section 15I of SEBI Act 1992, in relation to the irregularity in the matter of trading activities in the scrip of Omaxe Limited during the period 1st October, 2008 to 31st December, 2008, as SMC has acted as intermediary in the said trades. SMC vide its letter dated 31st August,2015 has already submitted preliminary submission and also was sought permission for inspection of related documents, so that desired reply may be submitted.

24.	Subsequent Events

1.	The Board of Directors has recommended and declared the Interim Dividend @ 12% i.e. ` 0.24 per equity share of face value of ` 2 each amounting to ` 27.15 million to its equity shareholders, as recommended by the Audit Committee, at its meeting held on November 3, 2015.